UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2015

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 29, 2015, Zoom Telephonics, Inc. (“Zoom”) entered into an amendment to the Financing Agreement with Rosenthal & Rosenthal, Inc. (the “Amendment”).  Effective as of October 1, 2015, the Amendment eliminates the monthly minimum interest payments of $2,500.  Effective as of December 1, 2015, the Amendment reduces the margin rate under the Financing Agreement to 2.25% and keeps the definition of the base rate to be equal to the Prime rate or 3.25% which ever is higher.  Total chargeable interest is equivalent to base plus margin rates.

A copy of the Amendment is attached as an exhibit to this Current Report on Form 8-K.  The foregoing description of the exhibit does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment to Financing Agreement between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: November 3, 2015	By:	/s/ Frank Manning
Frank Manning
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to Financing Agreement between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc.